SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              October 14, 1999
                     (Date of earliest event reported)

                        CLASSIC COMMUNICATIONS, INC.
           (Exact Name of Registrant as Specified in its Charter)


    Delaware                  333-63641                74-2630019
 (State or Other            (Commission              (IRS Employer
 Jurisdiction of            File Number)             Identification
 Incorporation)                                         Number)


                515 Congress Avenue, Suite 2626, Austin, TX 78701
               (Address of Principal Offices, including zip code)


                                 (512) 476-9095
              (Registrant's telephone number, including area code)



 Item 4.   Change in Registrant's Certifying Accountant

           Effective October 19, 1999, Classic Communications, Inc. (the "Company") decided to replace Ernst & Young LLP with PricewaterhouseCoopers LLP as its independent public accountants to audit its financial statements. The decision to change independent public accountants from Ernst & Young LLP to PricewaterhouseCoopers LLP was approved by the Company's board of directors.

           The Company believes, and has been advised by Ernst & Young LLP that it concurs with such belief, that, for the years ended December 31, 1997 and December 31, 1998, and for the six-month period ended June 30, 1999, the Company and Ernst & Young LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

           The report of Ernst & Young LLP on the Company's financial statements for the years ended December 31, 1997 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

           The Company has requested that Ernst & Young LLP furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the above statements. A copy of that letter is attached as Exhibit 16 to this Form 8-K.

 Item 5.   Other Events

 AGREEMENT TO PURCHASE ASSETS

           On October 14, 1999, an indirect subsidiary of the Company entered into an agreement with Star Cable Associates ("Star"), to purchase substantially all of the assets of Star for approximately $130 million in cash and stock of the Company. Star owns 37 systems in Louisiana, Texas and Ohio and serves approximately 57,000 subscribers. The asset purchase agreement contains customary representations, warranties, covenants, indemnities and closing conditions, including closing conditions related to governmental approvals and the transfer of franchise licenses by Star to Classic Cable, Inc., a subsidiary of the Company. The asset purchase agreement is terminable by any party to the agreement not in breach of the agreement on March 31, 2000 if the Star acquisition has not been consummated prior to such date. The asset purchase agreement is terminable on July 31, 2000 by any party to the agreement if the Star acquisition had not been consummated prior to such date. The Company issued a press release with respect to the agreement on October 14, 1999, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

 ANNOUNCEMENT OF INITIAL PUBLIC OFFERING

           On October 19, 1999, the Company filed for an initial public offering of $201.25 million of Class A common shares. Proceeds will be used to repay a portion of the Company's debt and to finance part of the Star acquisition. The Company issued a press release with respect to the filing on October 19, 1999, a copy of which is attached as Exhibit 99.2 to this Form 8-K.

 Item 7.   Exhibits

           16.  Letter from Ernst & Young LLP.

           99.1 Press Release, dated October 14, 1999.

           99.2 Press Release, dated October 19, 1999.



                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CLASSIC COMMUNICATIONS, INC.


 Dated: October 25, 1999            By: /s/ Mark Rowe
                                        -----------------------
                                    Name:   Mark Rowe
                                    Title:  Corporate Controller




                                  EXHIBIT INDEX


 Exhibit
 Number              Description
 -------             -----------

 16.                 Letter from Ernst & Young LLP.

 99.1                Press Release, dated October 14, 1999.

 99.2                Press Release, dated October 19, 1999.